UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2025

Graco Inc.
(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 – 11th Avenue Northeast
Minneapolis,	Minnesota	55413
(Address of principal executive offices)		(Zip Code)

(612)	623-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
On April 25, 2025, Graco Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the final voting results on each matter submitted to a vote of security holders at the Annual Meeting. Each proposal is described in detail in the Company's Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 12, 2025 (the “2025 Proxy Statement”).
Proposal 1
The following directors were elected to serve for three-year terms:

Name	For	Against	Abstain	Broker Non-Votes
Eric P. Etchart	130,377,516	10,356,490	93,127	8,999,881
Jody H. Feragen	134,571,325	6,124,097	131,711	8,999,881
J. Kevin Gilligan	126,052,580	14,704,394	70,159	8,999,881

Proposal 2

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2025 was ratified:

For	Against	Abstain
137,807,928	11,912,463	106,623

Proposal 3

Shareholders approved, on an advisory basis, the compensation paid to the Company's Named Executive Officers as disclosed in the 2025 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
125,218,692	14,723,022	885,419	8,999,881

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GRACO INC.

Date:	April 28, 2025	By:	/s/ Joseph James Humke______________________
Joseph James Humke
Its: Executive Vice President, General Counsel and Corporate Secretary